As filed with the Securities and Exchange Commission on March 30, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORDSTROM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation or organization)

91-0515058

(I.R.S. Employer Identification Number)

1617 SIXTH AVENUE
SEATTLE, WASHINGTON 98101
(206) 628-2111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert B. Sari

Nordstrom, Inc.
1700 Seventh Avenue, 7th Floor
Seattle, Washington 98101
(206) 628-2111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

D. Wayne Gittinger
Michael E. Morgan

Brian B. DeFoe

Lane Powell, PC
1420 Fifth Avenue, Suite 4100

Seattle, WA 98101
(206) 223-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per share	Proposed maximum aggregate offering price		Amount of registration fee
Common Shares, no par value(1)	5,782,858		$42.21	$244,094,436		$28,339
Common Shares, no par value, to be issued under the HauteLook, Inc. 2009 Stock Option Plan(2)	33,516		$42.21	$1,414,710		$164	(3)
Total	5,816,374	(2)		$245,509,147	(4)	$28,504	(2)

(1) All the common shares being registered hereby are offered for the account of certain selling shareholders who acquired such shares in a private transaction.

(2) In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered includes an indeterminable number of common shares issuable under the HauteLook, Inc. 2009 Stock Option Plan (the “Plan”), as this amount may be adjusted as a result of share splits, share dividends and antidilution provisions.

(3) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act, based on the weighted average exercise price of outstanding options.

(4) Estimated solely for purposes of calculating the registration fee.  Pursuant to Rule 457(c) of the Securities Act, the registration fee has been calculated based upon the average high and low prices, as reported by the NYSE, for the registrant’s common shares on March 23, 2011.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement registers:

•                  5,782,858 shares of common stock, no par value per share (“Common Shares”) to be offered for resale by selling shareholders; and

•                  33,516 Common Shares to be offered pursuant to the HauteLook, Inc. 2009 Stock Option Plan (the “Plan”).

The selling shareholders acquired their Common Shares in connection with our acquisition of HauteLook, Inc. pursuant to the Agreement and Plan of Merger dated as of February 16, 2011 among Nordstrom, Inc., Holland Acquisition Sub, Inc., HauteLook, Inc. and Insight Venture Partners, LLC, (the “Merger Agreement”). The Merger Agreement also provided that all outstanding equity-based awards under the Plan shall be converted to analogous awards with respect to Common Shares on the date at which the merger contemplated therein becomes effective.

This Registration Statement also registers Common Shares to be offered pursuant to the Plan to former employees of HauteLook who continue to hold equity awards under the Plan.  The registration of that offering is being accomplished on Form S-3 rather than Form S-8 because a Compliance and Disclosure Interpretation of the Securities and Exchange Commission (the “Commission”) on Securities Act Forms indicates that former employees of an issuer may use Form S-8 to exercise options only if the options were granted to such employees while they were employed by the issuer.  A Registration Statement on Form S-8 has been filed to register Common Shares to be offered pursuant to the Plan to current employees of HauteLook who continue to hold equity awards under the Plan.

This Registration Statement contains the form of prospectus to be used in connection with these offers and sales, as well as by selling shareholders in connection with their sale of Common Shares.  The form of prospectus is also to be used by us in connection with the offer and sale by us of Common Shares upon exercise or settlement of equity awards under the Plan.

PROSPECTUS

NORDSTROM, INC.

5,816,374 Common Shares

The selling shareholders listed on page 6 of this prospectus are offering for resale up to 5,782,858 of our common shares, no par value (“Common Shares”).  The Common Shares may be offered from time to time by the selling shareholders on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, through one or more methods or means as described in the section entitled “Plan of Distribution” beginning on page 7 of this prospectus. We will not receive any proceeds from the sale of the Common Shares by the selling shareholders, but we will incur expenses in connection with the offering.

This prospectus describes the general manner in which our Common Shares may be offered and sold by the selling shareholders.  If necessary, the specific manner in which our common shares may be offered and sold will be described in a supplement to this prospectus.  Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in any supplement to this prospectus.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus, carefully before you invest.

This prospectus also covers the offer and sale by us of Common Shares upon the exercise of options that are currently outstanding and held by eligible former employees of HauteLook, Inc. under the HauteLook 2009 Stock Option Plan (the “Plan”). We will receive the exercise or purchase price of certain stock-based awards under the Plan if and when such awards are exercised or purchased.  We will not receive any proceeds if the stock-based awards are exercised on a cashless basis.

Our Common Shares trade on the New York Stock Exchange (“NYSE”) under the symbol “JWN”.  On March 29, 2011, the last reported sale price of our Common Shares on the NYSE was $44.00.

INVESTING IN OUR SECURITIES INVOLVES RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS FOR INFORMATION THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE COMMON SHARES OFFERED BY THIS PROSPECTUS.

This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2011.

You should rely only on the information contained or incorporated by reference in this prospectus.  Neither we nor the selling shareholders have authorized anyone else to provide you with different information.  If anyone provides you with different information, you should not rely on it.  The securities are not being offered in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference into this prospectus contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties, including, but not limited to, anticipated financial results (including, but not limited to, our anticipated same store sales results, credit card revenues, gross profit rate, selling, general and administrative expenses, net interest expense, effective tax rate, earnings per share and operating cash flows), anticipated store openings, capital expenditures, dividend payout and trends in our operations. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: the impact of economic and market conditions and the resultant impact on consumer spending patterns; our ability to maintain our relationships with vendors; our ability to respond to the business environment, consumer preferences and fashion trends; effective inventory management; successful execution of our growth strategy, including possible expansion into new markets, technological investments, acquisitions and the timely completion of construction associated with newly planned stores, relocations and remodels, which may be impacted by the financial health of third parties; our ability to maintain relationships with our employees and to effectively train and develop our future leaders; successful execution of our multi-channel strategy; our compliance with applicable banking and related laws and regulations impacting our ability to extend credit to our customers; impact of the current regulatory environment and financial system and health care reforms; our compliance with information security and privacy laws and regulations, employment laws and regulations and other laws and regulations applicable to us; trends in personal bankruptcies and bad debt write-offs; changes in interest rates; efficient and proper allocation of our capital resources; availability and cost of credit; our ability to safeguard our brand and reputation; successful execution of our information technology strategy; disruptions in our supply chain; the geographic locations of our stores; public health concerns and the resulting impact on consumer spending patterns, supply chain and employee health; weather conditions and hazards of nature that affect consumer traffic and consumers’ purchasing patterns; the effectiveness of planned advertising, marketing and promotional campaigns; our ability to control costs; and the timing and amounts of share repurchases by the company, if any, or any share issuances by the company, including issuances associated with option exercises or other matters. These and other factors could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. We undertake no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process.  Under this shelf registration process, the selling shareholders may, from time to time, sell the offered securities in one or more offerings.  In addition, this prospectus covers the offer and sale by us of our Common Shares upon exercise of options that are currently outstanding and held by eligible former employees of HauteLook, Inc. under the HauteLook, Inc. 2009 Stock Option Plan (the “Plan”).

In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by us or by one or more of the selling shareholders.  We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.  To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the section of this prospectus entitled “Where You Can Find Additional Information.”

THE COMPANY

Founded in 1901 as a retail shoe business in Seattle, Nordstrom later incorporated in the state of Washington in 1946. We are one of the nation’s leading fashion specialty retailers, with 208 U.S. stores located in 28 states as of March 29, 2011. The west and east coasts are the areas in which we have the largest presence. We have two reportable segments: Retail and Credit.

The Retail segment includes our 115 ‘Nordstrom’ full-line stores, our Nordstrom online store at www.nordstrom.com, 90 off-price ‘Nordstrom Rack’ stores, two ‘Jeffrey’ boutiques and one clearance store that operates under the name ‘Last Chance.’ Through these multiple retail channels, we offer our customers a wide selection of high-quality brand name and private label merchandise focused on apparel, shoes, cosmetics and accessories. Our Nordstrom full-line stores and online store are substantially integrated, allowing us to provide our customers with a seamless shopping experience across channels. Our online store’s merchandise is primarily shipped from our fulfillment center in Cedar Rapids, Iowa and we have the ability to fulfill online orders from any of our Nordstrom full-line stores. Additionally we offer our customers the option to purchase items on our website and pick them up in our Nordstrom full-line stores. These capabilities allow us to better serve customers across various channels and improve sales. The Nordstrom Rack stores purchase high-quality name brand merchandise directly from vendors and also serve as outlets for clearance merchandise from our Nordstrom stores.

Our Credit segment includes our wholly owned federal savings bank, Nordstrom fsb, through which we provide a private label credit card, two Nordstrom VISA credit cards and a debit card for Nordstrom purchases. The credit and debit cards feature a shopping-based loyalty program designed to increase customer visits and spending. Although the primary purpose of our Credit business is to foster greater customer loyalty and drive more sales, we also generate revenues through finance charges and other fees on these cards.

FISCAL YEAR

We operate on a 52/53-week fiscal year ending on the Saturday closest to January 31st. References to 2010, 2009 and 2008 relate to the 52-week fiscal years ended January 29, 2011, January 30, 2010 and January 31, 2009. References to 2011 relate to the 52-week fiscal year ending January 28, 2012.

TRADEMARKS

We have 119 trademarks, each of which is the subject of one or more trademark registrations and/or trademark applications. Our most notable trademarks include Nordstrom, Nordstrom Rack, Halogen, Caslon, Classiques Entier, John W. Nordstrom and BP. Each of our trademarks is renewable indefinitely provided that it is still used in commerce at the time of the renewal.

RETURN POLICY

We offer our customers a liberal return policy at our Nordstrom full-line stores and online at www.nordstrom.com. Our Nordstrom Rack stores accept returns up to 30 days from the date of purchase with the original price tag and sales receipt. In general, our return policy is considered to be more generous than industry standards.

SEASONALITY

Due to our Anniversary Sale in July, the holidays in December and the half-yearly sales that occur in the second and fourth quarters, our sales are typically higher in the second and fourth quarters of the fiscal year than in the first and third quarters.

INVENTORY

We plan our merchandise purchases and receipts to coincide with expected sales trends. For instance, our merchandise purchases and receipts increase prior to our Anniversary Sale, which extends over the last two weeks of July. Also, we purchase and receive a larger amount of merchandise in the fall as we prepare for the holiday shopping season (from late November through early January). We pay for our merchandise purchases under the terms established with our vendors.

In order to offer merchandise that our customers want, we purchase merchandise from a wide variety of high-quality suppliers, including domestic and foreign businesses. We also have arrangements with agents and contract manufacturers to produce our private label merchandise. We expect our suppliers to meet our “Nordstrom Partnership Guidelines,” which address our corporate social responsibility standards for matters such as legal and regulatory compliance, labor, health and safety and the environment.

COMPETITIVE CONDITIONS

We operate in a highly competitive business environment. We compete with other national, regional and local retail establishments that may carry similar lines of merchandise, including department stores, specialty stores, boutiques and Internet businesses. Our specific competitors vary from market to market. We believe the keys to competing in our industry include, first and foremost, customer service, fashion newness, quality of product, the shopping experience across all channels, depth of selection, store environment and location.

RISK FACTORS

An investment in our Common Shares involves a high degree of risk.  Prior to making a decision about investing in our Common Shares, you should carefully consider the risks described in the section entitled “Risk Factors” in any prospectus supplement and the risks described in our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference into this prospectus, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q filed with the SEC and incorporated by reference into this prospectus as the same may be updated from time to time by our future filings with the SEC.  The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition.

The risks and uncertainties we describe are not the only ones facing our Company.  Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our Common Shares and the loss of all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Shares by any selling shareholders.  All of the Common Shares offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their own accounts.  We will receive the exercise of purchase price of certain stock-based awards under the Plan if and when such awards are exercised or purchased. We will not receive any proceeds if the stock-based awards are exercised on a cashless basis. We currently have no specific plans for the use of the net proceeds received upon exercise or purchase of such awards. We anticipate that we will use the net proceeds received by us for general corporate purposes, including working capital.  We have agreed to pay certain expenses in connection with the registration of shares being offered by the selling shareholders.

SELLING SHAREHOLDERS

Certain of the Common Shares covered by this prospectus were issued in a private placement in connection with our acquisition of HauteLook, Inc. on March 23, 2011.  The following table sets forth, to our knowledge, certain information about the selling shareholders as of March 21, 2011.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares.  Common Shares issuable under stock options that are exercisable within 60 days of March 21, 2011 are deemed outstanding for purposes of computing the percentage ownership of the person holding the options but are not deemed outstanding for purposes of computing the ownership of any other person.  In addition, Common Shares issuable as contingent consideration payable upon the achievement of certain performance milestones related to our acquisition of HauteLook, Inc. are deemed outstanding. Unless indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their Common Shares, except to the extent authority is shared by spouses under applicable law.  The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

	Shares Beneficially Owned Prior to Offering		Shares Offered Hereby	Shares Beneficially Owned after Completion of Offering
Name	Number	Percentage	Number	Number	Percentage
Insight Venture Partners VI, L.P.	2,057,799	*	2,057,799	—	*
Bernhard, Adam(1)	1,087,156	*	1,087,156	—	*
Konstantin Glasmacher(2)	803,408	*	803,408	—	*
Insight Venture Partners (Cayman) VI, L.P.	646,448	*	646,448	—	*
Innovent Group, LLC	559,665	*	559,665	—	*
Ben-Avraham, Sam	188,335	*	188,335	—	*
Insight Venture Partners VI (Co-Investors), L.P.	119,577	*	119,577	—	*
Booth, Sussan	82,191	*	82,191	—	*
Coffin Capital LLC	53,501	*	53,501	—	*
Debevoise, Allen	41,605	*	41,605	—	*
Sigal, Linda	41,094	*	41,094	—	*
Isenberg, Betsee	37,664	*	37,664	—	*
Heimbold, Michael	18,830	*	18,830	—	*
Cohen, Jason	16,640	*	16,640	—	*
Millennium Technology Value Partners II, L.P.	8,545	*	8,545	—	*
Antvelink, Gerard	6,162	*	6,162	—	*
M&N 2005 Trust	5,198	*	5,198	—	*
Shovlin, Iain	4,156	*	4,156	—	*
Berger, Amber	2,560	*	2,560	—	*
Halperin, Leon	2,052	*	2,052	—	*
Swartz, John	202	*	202	—	*
Krolewicz, Lior	70	*	70	—	*

*  Represents less than 1.0% of our Common Shares.

(1)                                  Mr. Bernhard is the Chief Executive Officer of HauteLook, Inc., a wholly owned subsidiary of the Company.

(2)                                  Represents 663,688 Common Shares held by Lago Advisors, LLC, of which the Selling Shareholder is the managing member, and 82,191 Common Shares held by Marengo Four, LLC, 41,094 Common Shares held by Marengo Three, LLC and 16,435 Common Shares held by Marengo Two, LLC, of which the selling shareholder is the Manager.

DESCRIPTION OF COMMON SHARES

The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Company’s Articles of Incorporation as amended and Bylaws.  The Articles of Incorporation and Bylaws are incorporated by reference as exhibits to this prospectus.

The total amount of the authorized capital stock of Nordstrom consists of 1,000,000,000 shares, no par value, of common stock, of which 218,006,127 shares of common stock were issued and outstanding as of March 21, 2011.

The holders of outstanding shares of common stock are entitled to receive dividends at such times and in such amounts as the Board of Directors may from time to time determine.  The shares of common stock are neither redeemable nor convertible, and the holders of common stock have no preemptive or subscription rights to purchase any additional Nordstrom securities.  Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders.  There is no cumulative voting.

Upon any liquidation, dissolution or winding up of Nordstrom, whether voluntary or involuntary, remaining net assets, if any, of Nordstrom will be distributed pro rata to the holders of the common stock.

PLAN OF DISTRIBUTION

RESALES BY SELLING SHAREHOLDERS

The selling shareholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of the Common Shares registered hereby on any stock exchange, market or trading facility on which the shares are traded, or in private transactions.  These sales may be at fixed or negotiated prices.  The selling shareholders may use any one or more of the following methods when selling Common Shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  settlement of short sales;

•                  broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•                  any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling shareholders do not expect these commissions and discounts relating to such sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our Common Shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Shares in the course of hedging the positions they assume.  The selling shareholders may also sell our Common Shares short and deliver these securities to close out their short positions, or loan or pledge the Common Shares to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Shares.

Because the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus which qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer with regarding the sale of the Common Shares.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the Common Shares by the selling shareholders.

The Common Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Common Shares may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period prior to the commencement of the distribution.  In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Shares by the selling shareholders or any other person.  We will make copies of this prospectus available to the selling shareholders and have informed the selling shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We will not receive any proceeds from the sale of Common Shares by the selling shareholders.

SALES UNDER THE PLAN

Outstanding equity awards with respect to shares of HauteLook, Inc. common stock were previously granted under the Plan to eligible employees, consultants and directors of HauteLook and have been converted to equity analogous awards with respect to our Common Shares. Shares of our common stock are issuable pursuant to those existing stock option awards granted with respect to certain former HauteLook employees under the Plan.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of our common shares will be passed upon for us by Lane Powell PC.  As of March 21, 2011, D. Wayne Gittinger, a shareholder at Lane Powell PC, was the beneficial owner of 15,470,626 shares of Nordstrom common stock, including 66,984 owned by him individually; 13,844,460 shares owned by his wife individually; 3,982 shares held by his wife in the Company 401(k) Plan and Profit Sharing; and 1,555,200 held by a trust of which his wife is a trustee and beneficiary.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Nordstrom, Inc.’s Annual Report on Form 10-K for the year ended January 29, 2011 and the effectiveness of Nordstrom, Inc.’s internal control over financial reporting as of January 29, 2011 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  You may read and copy this information, or obtain copies of the information by mail, at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, DC 20549

You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like Nordstrom, that file electronically with the SEC.  The address of the site is www.sec.gov.

We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents.  The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below.  We incorporate the documents listed below:

•                  Annual Report on Form 10-K for the fiscal year ended January 29, 2011 filed on March 18, 2011;

•                  Proxy Statement on Schedule 14A related to our Annual Meeting of Shareholders held on May 18, 2010, filed on April 8, 2010;

•                  Current Reports on Form 8-K filed on February 23, 2011, February 28, 2011 (two reports) and March 23, 2011, and an Amended Current Report on Form 8-K/A filed on March 17, 2011; and

•                  All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K).

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Robert Campbell
Treasurer and Vice President — Investor Relations
Nordstrom, Inc.
1617 Sixth Avenue
Seattle, WA 98101
(206) 303-3290

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in such filings.

You may also obtain these filings from our website at www.nordstrom.com.  Except for the documents specifically incorporated by reference in the prospectus, the information contained on our website does not constitute a part of this prospectus.

NORDSTROM, INC.

5,816,374 Common Shares

Prospectus

March 30, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered.  All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Amount
SEC registration fee	$28,504
Legal fees and expenses	$10,000
Accounting fees and expenses	$10,000
Listing fees and expenses	$25,000
Miscellaneous	$5,000

Total	$78,504

Item 15. Indemnification of Directors and Officers.

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the ‘Securities Act”). Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or in any transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

Article IX of the Amended and Restated Articles of Incorporation of the Registrant eliminates any personal liability of a director to the Registrant or its shareholders for monetary damages for conduct as a director, except for any liability for any acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating RCW 23B.08.310, for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled, or for any act or omission occurring prior to the date when Article IX of the Amended and Restated Articles of Incorporation of the Registrant became effective.  If the Washington Business Corporation Act is subsequently amended to change in a manner affecting the Registrant’s power to eliminate or limit the liability of a director to the Registrant, then, upon the effective date of the amendment and without further act: (i) if the amendment permits further elimination or limitation of liability, the liability of a director shall be additionally eliminated and limited to such further extent, or (ii) if the amendment changes the power to eliminate the liability of a director in any other respect, the liability of a director shall be eliminated and limited with respect to acts or omissions occurring after the effective date of the amendment to the fullest extent permitted by the Washington Business Corporation Act as so amended.  Article IX of the Registrant’s Amended and Restated Articles of Incorporation also contains a provision that no amendment or repeal of the Amended and Restated Articles of Incorporation of the Registrant shall adversely affect any right or any elimination or limitation of liability of a director existing immediately prior to the amendment or repeal.

Article XI of the Registrant’s Bylaws provide for, among other things, the indemnification by the Registrant of its directors and officers and the advancement of expenses.  The Registrant’s Bylaws also permit the purchase and maintenance of insurance, the creation of trust funds, the grant of security interests and the use of other means to secure the Registrant’s indemnification obligations.  The Registrant has also entered into certain indemnification agreements with its directors, the form of which is attached as Exhibit 10.1 to its Current Report on Form 8-K filed with the Commission on March 3, 2009. The indemnification agreements provide the Registrant’s directors with indemnification to the full extent permitted by law.

Officers and directors of the Registrant are covered by insurance (with certain exceptions and limitations) that indemnifies them against certain losses and liabilities, including liabilities under the Securities Act.  The effect of this insurance is to indemnify any officer or director of the Registrant against liability and expenses incurred by such officer or director upon a determination that such person acted in good faith.

Item 16. Exhibits

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Nordstrom’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Nordstrom, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 30, 2011.

NORDSTROM, INC.

By:	/s/ Robert B. Sari
Robert B. Sari
Executive Vice President, General Counsel
and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on March 30, 2011 by the following persons in the capacities indicated.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Campbell, Michael G. Koppel and Robert B. Sari, and each of them, as his or her attorney-in-fact, with full power of substitution to execute in the name and on behalf of each person, individually and in the capacity stated below, and to file, any and all amendments to this registration statement, with exhibits thereto and other documents in connection therewith, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities indicated below on the 23rd of March 2011:

/s/ Blake W. Nordstrom
Blake W. Nordstrom
President and Director
(Principal Executive Officer)

/s/ Michael G. Koppel
Michael G. Koppel
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ James A. Howell
James A. Howell
Vice President of Finance
(Principal Accounting Officer)

/s/ Phyllis J. Campbell
Phyllis J. Campbell
Director

/s/ Enrique Hernandez, Jr.
Enrique Hernandez, Jr.
Chairman and Director

/s/ Robert G. Miller
Robert G. Miller
Director

/s/ Erik B. Nordstrom
Erik B. Nordstrom
Executive Vice President, President, Stores and Director

/s/ Peter E. Nordstrom
Peter E. Nordstrom
Executive Vice President, President, Merchandising and Director

/s/ Philip G. Satre
Philip G. Satre
Director

/s/ Felicia D. Thornton
Felicia D. Thornton
Director

/s/ B. Kevin Turner
B. Kevin Turner
Director

/s/ Robert D. Walter
Robert D. Walter
Director

/s/ Alison A. Winter
Alison A. Winter
Director

EXHIBIT INDEX

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Name
3.1	Articles of Incorporation as amended and restated on May 25, 2005 (incorporated by reference from the Registrant’s Form 8-K filed on May 31, 2005, Exhibit 3.1)

3.2	Bylaws, as amended and restated on November 19, 2008 (incorporated by reference from the Registrant’s Form 8-K filed on November 24, 2008, Exhibit 3.1)

4.1	HauteLook, Inc. 2009 Stock Option Plan (incorporated by reference from the Registrant’s S-8 filed on March 23, 2011, Exhibit 4.1)

5.1	Opinion of Lane Powell PC (filed herewith)

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of Lane Powell PC (included in Exhibit 5.1)

24.1	Power of Attorney (see signature page)